UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2008

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Due to continuing difficult market conditions and reduced business operations resulting from the restructuring plan implemented in late 2007, the Company eliminated the position of Executive Vice President and Chief Strategy Officer held by Christopher T. Corr on June 9, 2008. Additional information regarding this event may be found in the Company’s press release dated June 13, 2008, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the elimination of his position, Mr. Corr will receive the payments and other benefits provided for in Section 6.4 of his Employment Agreement with the Company dated July 27, 2006, the form of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 31, 2006, as amended by that certain First Amendment to Executive Employment Agreement dated January 1, 2008, the form of which was filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The Employment Agreement, as amended, is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated June 13, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

June 13, 2008	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 13, 2008